Ira S. Viener

CERTIFIED PUBLIC ACCOUNTANT

1275 Fifteenth Street, Suite 12J

Fort Lee, New Jersey 07024

Tel: 917-647-2947

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

August 19, 2019

TO THE BOARD OF DIRECTORS

PunchFlix, Inc.

I consent to the use in this Offering Statement on Form 1-A of PunchFlix, Inc. of my report dated August 19, 2019, relating to my audits of the financial statements, which is part of this Offering Statement, and to the reference to me and my firm under the captions “Experts” and “Selection Financial and Other Data” in such Offering Statement.

Signature,

/s/ Ira S. Viener

Ira S. Viener

August 19, 2019